Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-297619, 333-280733, 333-277587, 333-266737, 333-265545, 333-252480, 333-233130, 333-212775, 333-182547, 333-160132, 333-131029, 333-91414, 333-106375 and 333-117129 on Form S-8 and Registration Statement No.’s 333-267678 and 333-293896 on Form S-3 ASR of Ligand Pharmaceuticals Incorporated of our report dated March 18, 2026, relating to the financial statements of XOMA Royalty Corporation incorporated by reference in this Current Report on Form 8-K dated September 2, 2026.

/s/ Deloitte & Touche LLP
San Francisco, California
September 2, 2026